 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on May 8, 2017, Amyris, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of 22,140 shares of the Company’s Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), 65,203.8756 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), and Cash Warrants (as defined in the Prior 8-K (as defined below)) to purchase an aggregate of 207,954,414 shares of the Company’s common stock, par value $0.0001 per share, and Dilution Warrants (as defined in the Prior 8-K) (collectively, the “Warrants”) (the “Offering”). The entry into the Purchase Agreement and related matters were reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 8, 2017 (the “Prior 8-K”), which is incorporated herein by reference.

On May 8, 2017, the Company filed the Certificates of Designation of Preferences, Rights and Limitations relating to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (as defined in the Prior 8-K) with the Secretary of State of Delaware.

On May 11, 2017, the Company and the Investors closed the issuance and sale of the Series A Preferred Stock, Series B Preferred Stock and Warrants, resulting in net proceeds to the Company of approximately $44.5 million after payment of offering expenses and placement agent fees. In addition, on May 11, 2017, the Company consummated the Exchange (as defined in the Prior 8-K) and entered into the Stockholder Agreement (as defined in the Prior 8-K), License Agreements (as defined in the Prior 8-K) and a related intellectual property escrow agreement with DSM International B.V., a subsidiary of Koninklijke DSM N.V.

Rodman & Renshaw (“Rodman”), a unit of H.C. Wainwright & Co., LLC, acted as placement agent in connection with the Offering, subject to the terms and conditions of an engagement letter between the Company and Rodman, which was filed as Exhibit 10.2 to the Prior 8-K (the “Engagement Letter”). On May 9, 2017, the Company and Rodman entered into an amendment to the Engagement Letter to clarify the fees receivable by Rodman in connection with the Offering and provide certain rights to Rodman with respect to future financing transactions by the Company.

The Series A Preferred Stock was offered and sold pursuant to a prospectus filed with the SEC on April 9, 2015 and a prospectus supplement dated May 8, 2017 (collectively, the “Prospectus”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-203216) declared effective by the SEC on April 15, 2015. The legal opinion of the Company’s counsel, Fenwick & West LLP, regarding the validity of the Series A Preferred Stock offered pursuant to the Prospectus is filed herewith as Exhibit 5.01.

The Series B Preferred Stock and Warrants were issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act.

The Series C Preferred Stock was issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 11, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)